CONSULTING AGREEMENT
                              --------------------


This Consulting Agreement ("Agreement") is to be effective as of the 9th., day of July, 2001, by and between Go Online Networks ("Company"), with offices located at 5681 Beach Boulevard, Suite 101/100, Buena Park, CA 90621 and Gareth Pursehouse ("Consultant"), an individual, having his principal address at 1102 Second Street, Encinitas, CA 92024.

For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

The  Parties  hereby  agree  as  follows:


1. APPOINTMENT OF GARETH PURSEHOUSE. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as a technical website consultant and advisor.

2. DUTIES. During the term of this Agreement, Consultant shall initially provide advice to, undertake for and consult with Company concerning the developing and/or improving the companies website for its general corporate uses. At the Company's request, Consultant may provide future-consulting activities to the Company regarding World Wide Services and expansion.
Consultant agrees to provide services and to work as many hours as may be reasonably necessary to fulfill the obligations under this Agreement and will assist in the implementation of short range and long term strategic planning to fully develop and enhance the Company's Website, resources, and services.

TERM. The term ("Term") of this Consulting Agreement shall be for a period of three (3) months commencing on the date hereof. The contract will automatically be extended for an additional three (3) months. Either party hereto shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other party after the first three (3) months.

3.     COMPENSATION.  See  Attachment  "A".

4. CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

5. INDEMNIFCATION. Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder.

6. INDEPENDENT CONTRACTOR. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

7. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of California without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.


Please confirm that the foregoing sets forth our understanding by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.


All  Parties  signing  below  do  so  with  full  authority:


PARTY  RECEIVING  SERVICES:                         PARTY  PROVIDING  SERVICES:

GO  ONLINE  NETWORKS  CORP.                         GARETH  PURSEHOUSE,  AN
INDIVIDUAL


BY:  /s/ Joseph Naughton                         BY:  /s/ Gareth Pursehouse
     Joseph  Naughton,  Pres.                              Gareth  Pursehouse



                                 ATTACHMENT "A"
                                 --------------


PAYMENT  FOR  SERVICES:


A. For the services rendered and performed by Gareth Pursehouse during the term of this Agreement, Company shall, upon acceptance of this Agreement. Pay to Gareth Pursehouse 515,000 Shares of GONT.OB due upon the signing of this Agreement.



Signed  with  full  authority:


Go  Online  Networks  Corp.:


By:  /s/ Joseph Naughton
         Joseph  Naughton,  President